PFF BANCORP, INC. REPORTS 38 PERCENT INCREASE IN THIRD

QUARTER EARNINGS ON 29 BASIS POINT EXPANSION

IN NET INTEREST MARGIN

Pomona, Calif. - January 23, 2006 - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported net earnings of $13.2 million or $0.53 per diluted share for the quarter ended December 31, 2005 compared to $9.6 million or $0.38 per diluted share for the comparable period of 2004 (adjusted for the three-for-two stock split effected in the form of a stock dividend paid on March 3, 2005 to shareholders of record on February 15, 2005).

  Net interest margin expanded 29 basis points to 4.32% between the quarters ended December 31, 2004 and 2005 and increased 14 basis points on a sequential quarter basis.  Net interest income of $41.2 million for the current quarter increased $2.6 million or 7 percent from the comparable quarter of 2004 and increased $1.5 million or 4 percent on a sequential quarter basis.

  Return on average stockholders' equity increased 33 percent and return on average assets increased 36 percent between the quarters ended December 31, 2004 and 2005 to 15.09 percent and 1.32 percent, respectively.

  Construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $57.0 million during the current quarter to $1.88 billion or 53 percent of loans and leases receivable, net, compared to $1.66 billion or 49 percent of loans and leases receivable, net, one year ago.  Four-Cs originations were $472.4 million or 81 percent of total originations for the current quarter compared to $582.1 million or 87 percent of total originations for the comparable quarter of 2004.  At December 31, 2005, DBS has outstanding loans receivable of $76.1 million compared to $37.8 million one year ago.  The majority of DBS's loans are classified as construction and land.

  Total deposits decreased $8.7 million during the current quarter but increased $181.2 million or 7 percent from one year ago.

Reflecting a widening rate differential between certificate accounts and interest-bearing liquid accounts arising from increases in the general level of interest rates, certificates of deposit increased $113.3 million during the quarter, while lower cost passbook, money market, NOW and other demand accounts ("core deposits") decreased $122.0 million.  Core deposits of $1.74 billion now represent 60 percent of total deposits compared to $1.78 billion or 66 percent of total deposits one year ago.  The average cost of core deposits was 1.38% for the current quarter compared to 1.45% for the prior quarter and 1.03% for the comparable period of 2004.  Non-interest bearing transaction accounts increased $32.1 million during the current quarter to $346.6 million or 12 percent of total deposits and are up $46.4 million or 15 percent from one year ago.

Larry M. Rinehart, CEO commented, "The slight erosion in our deposit base was attributable, in part, to our decision not to match some of the aggressive deposit pricing that was evident in our market last quarter.  We are committed to maintaining the disciplined approach to our balance sheet, including pricing, that continues to drive us to increasingly strong levels of profitability.  Our substantial increases in net earnings, net interest margin, return on average assets and return on average equity clearly validate our strategy."

Non-interest income increased $1.5 million or 25 percent between the quarters ended December 31, 2004 and 2005.  Deposit and related fees rose $650,000 or 25 percent, and loan and servicing fees increased $673,000 or 37 percent compared to the comparable quarter of the prior year.  The increase in loan and servicing fees reflects loan prepayment fees and amortization of extension fees on construction loans.  Loan prepayment fees and amortization of extension fees were $684,000 and $1.1 million, respectively for the quarter ended December 31, 2005, compared to $432,000 and $652,000 for the comparable quarter of 2004.

Our efficiency ratio improved to 48.46 percent for the current quarter, compared to 55.17 percent for the comparable quarter of 2004.  General and administrative ("G&A") expense decreased $1.0 million or 4 percent between the quarters ended December 31, 2004 and 2005 to $23.5 million.  Employee Stock Ownership Plan ("ESOP") expense was $747,000 for the current quarter compared to $2.8 million, for the comparable quarter of 2004, reflecting a reduction in the number of shares amortized from 95,771 for the quarter ended December 31, 2004 to 25,658 for the current quarter.  Excluding the reduction in ESOP expense, total G&A expense increased $1.0 million or 5 percent between the quarters ended December 31, 2004 and 2005.

The reduction in ESOP expense, a significant portion of which is not tax deductible, contributed to a reduction in our effective income tax rate from 49 percent for the quarter ended December 31, 2004 to 43 percent for the current quarter.

Asset quality remains strong with non-accrual loans declining to $1.6 million or 0.04 percent of gross loans and leases at December 31, 2005, from $12.2 million or 0.30 percent of gross loans and leases at March 31, 2005.

During the quarter ended December 31, 2005, we were successful in having a receiver appointed to oversee the completion of a 20 home development in Murrietta, California on which we had a loan of $10.3 million and a specific valuation allowance of $2.1 million.  This loan had been on non-accrual status since July 2002 when a dispute arose between the developer and the third party equity provider.  Upon appointment of the receiver, the $2.1 million specific valuation allowance was charged-off and the resulting $8.2 million net loan balance was moved to assets acquired through foreclosure, net.  This transfer to assets acquired through foreclosure reduced our ratio of non-performing loans to gross loans and leases by 24 basis points, based on December 31, 2005 balances.  At December 31, 2005, that ratio is 0.04 percent compared to 0.30 percent at March 31, 2005.  We expect the project will be completed during calendar 2006 at no additional loss to the Company.  Fifteen of the twenty homes were pre-sold prior to the commencement of initial construction and remain in that status.

At December 31, 2005, our allowance for loan and lease losses was $33.8 million or 0.80 percent of gross loans and leases and 2,157 percent of non-accrual loans compared to $33.3 million or 0.83 percent of gross loans and leases and 273 percent of non-accrual loans at March 31, 2005. The $2.1 million charge-off discussed above represented 5 basis points of gross loans and leases.  Annualized net charge-offs to average loans and leases receivable, net, were 0.29 percent for the current quarter, 0.24 percent of which was represented by the $2.1 million charge-off.

The provision for loan and lease losses was $1.9 million for the current quarter compared to $1.0 million for the same period of the prior year.  The current period provision for loan and lease losses was attributable primarily to an increase in construction and land loans.

We repurchased 173,930 shares of our common stock at a weighted average price of $30.71 per share during the current quarter, bringing fiscal year-to-date repurchases to 783,960 shares at a weighted average price of $29.79 per share.  At December 31, 2005, 954,310 shares remain under a 1.0 million share repurchase authorization adopted by our Board of Directors on October 26, 2005.

At December 31, 2005, we were conducting business through 30 full-service banking branches, three registered investment advisory offices, three trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department rose to $603.6 million at December 31, 2005, compared to $422.4 million at December 31, 2004.  These assets under management or advisory include $451.1 million managed or advised by Glencrest at December 31, 2005, as compared to $255.2 million at December 31, 2004.

We will host a conference call at 8:30 A.M. PDT on Monday, January 23, 2006, to discuss our financial results.  The conference call can be accessed by dialing 1-800-322-0079 and referencing "PFF Bancorp, Inc. Third Quarter Conference Call".  An audio replay of this conference call will be available through Friday, February 3, 2006, by dialing 1-877-519-4471 and referencing replay PIN number 6861176.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2005.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Larry M. Rinehart, CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue, Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	December 31, 2005	March 31, 2005

ASSETS
Cash and cash equivalents	$ 77,926	$ 44,844
Investment securities held-to-maturity (estimated fair value of $6,606 at December 31, 2005, and $6,647 at March 31, 2005)	6,727	6,736
Investment securities available-for-sale, at fair value	70,532	61,938
Mortgage-backed securities available-for-sale, at fair value	245,542	250,954
Loans held-for-sale	701	1,466
Loans and leases receivable, net	3,531,896	3,431,544
Federal Home Loan Bank (FHLB) stock, at cost	34,897	41,839
Accrued interest receivable	19,066	16,413
Assets acquired through foreclosure, net	8,327	-
Property and equipment, net	43,529	30,385
Prepaid expenses and other assets	24,218	24,942
Total assets	$ 4,063,361	$ 3,911,061

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 2,885,842	$ 2,735,937
FHLB advances and other borrowings	728,900	769,423
Junior subordinated debentures	56,702	30,928
Accrued expenses and other liabilities	40,720	37,847
Total liabilities	3,712,164	3,574,135
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued 24,489,460 and 24,908,823; outstanding 24,339,360 and 24,782,623 at December 31, 2005 and March 31, 2005, respectively	244	248
Additional paid-in capital	172,411	164,536
Retained earnings, substantially restricted	186,548	178,288
Unearned stock-based compensation	(1,757)	(352)
Treasury stock (150,100 and 126,200 at December 31, 2005, and March 31, 2005, respectively)	(2)	(1)
Accumulated other comprehensive income (losses)	(6,247)	(5,793)
Total stockholders' equity	351,197	336,926
Total liabilities and stockholders' equity	$ 4,063,361	$ 3,911,061

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31		For the Nine Months Ended December 31,
	2005	2004	2005	2004
Interest income:
Loans and leases receivable	$ 60,264	$ 51,118	$ 172,131	$ 143,454
Mortgage-backed securities	2,422	2,460	6,969	7,449
Investment securities and deposits	1,067	1,022	3,316	3,136
Total interest income	63,753	54,600	182,416	154,039
Interest expense:
Deposits	16,056	10,673	43,757	28,664
Borrowings	6,486	5,297	18,189	13,359
Total interest expense	22,542	15,970	61,946	42,023
Net interest income	41,211	38,630	120,470	112,016
Provision for loan and lease losses	1,875	1,030	3,095	2,694
Net interest income after provision for loan and lease losses	39,336	37,600	117,375	109,322
Non-interest income:
Deposit and related fees	3,268	2,618	9,684	7,843
Loan and servicing fees	2,504	1,831	6,961	4,785
Trust, investment and insurance fees	1,185	1,072	3,361	3,310
Gain on sale of loans, net	31	136	134	260
Gain on sale of securities, net	-	2	923	4,771
Other non-interest income	279	157	772	752
Total non-interest income	7,267	5,816	21,835	21,721
Non-interest expense:
General and administrative:
Compensation and benefits	13,171	14,118	39,880	39,032
Occupancy and equipment	3,871	3,917	10,928	10,744
Marketing and professional services	2,746	2,827	8,393	7,458
Other non-interest expense	3,705	3,657	10,353	10,512
Total general and administrative	23,493	24,519	69,554	67,746
Foreclosed asset operations, net	5	30	14	64
Total non-interest expense	23,498	24,549	69,568	67,810
Earnings before income taxes	23,105	18,867	69,642	63,233
Income taxes	9,935	9,292	30,755	29,679
Net earnings	$ 13,170	$ 9,575	$ 38,887	$ 33,554

Basic earnings per share	$ 0.55	$ 0.39	$ 1.60	$ 1.36
Weighted average shares outstanding for basic earnings per share calculation	24,136,345	24,780,764	24,263,328	24,601,401
Diluted earnings per share	$ 0.53	$ 0.38	$ 1.56	$ 1.33
Weighted average shares outstanding for diluted earnings per share calculation	24,754,168	25,448,654	24,900,187	25,244,331

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine months Ended December 31,
	2005	2004	2005	2004
Performance Ratios
Return on average assets (1)	1.32%	0.97%	1.31%	1.18%
Return on average stockholders' equity (1)	15.09%	11.33%	15.04%	13.58%
General and administrative expense to average assets (1)	2.36%	2.48%	2.34%	2.38%
Efficiency ratio (3)	48.46%	55.17%	48.88%	50.66%
Average interest-earning assets to average interest-
bearing liabilities	107.38%	107.38%	107.30%	107.46%

Yields and Costs (1)
Net interest spread	4.14%	3.90%	4.06%	3.95%
Net interest margin (2)	4.32%	4.03%	4.22%	4.06%
Average yield on interest-earning assets	6.66%	5.68%	6.38%	5.58%
Average cost of interest-bearing liabilities	2.52%	1.78%	2.32%	1.63%
Average yield on loans and leases receivable, net	6.92%	5.93%	6.64%	5.81%
Average yield on securities	3.92%	3.70%	3.78%	3.64%
Average cost of core deposits	1.38%	1.03%	1.34%	0.93%
Average cost of C.D.s	3.62%	2.68%	3.36%	2.53%
Average cost of total deposits	2.22%	1.59%	2.07%	1.49%
Average cost of FHLB advances and other borrowings	3.54%	2.20%	3.10%	1.99%
Average cost of junior subordinated debentures	5.94%	6.10%	6.00%	6.10%

Asset Quality
Net charge-offs	$ 2,518	$ 200	$ 2,558	$ 796
Net charge-offs to average loans and leases receivable, net (1)	0.29%	0.02%	0.10%	0.03%

Average Balances
Average total assets	$ 3,982,922	$ 3,948,079	$ 3,955,295	$ 3,799,733
Average interest-earning assets	$ 3,814,833	$ 3,830,238	$ 3,804,019	$ 3,676,073
Average interest-bearing liabilities	$ 3,552,649	$ 3,567,010	$ 3,545,290	$ 3,420,986
Average loans and leases receivable, net	$ 3,468,485	$ 3,437,473	$ 3,449,687	$ 3,286,628
Average securities	$ 300,924	$ 326,647	$ 303,677	$ 332,969
Average core deposits	$ 1,789,316	$ 1,757,282	$ 1,793,515	$ 1,654,787
Average C.D.s	$ 1,074,062	$ 907,521	$ 1,010,141	$ 895,247
Average total deposits	$ 2,863,378	$ 2,664,803	$ 2,803,656	$ 2,550,034
Average FHLB advances and other borrowings	$ 632,569	$ 871,267	$ 700,678	$ 860,489
Average junior subordinated debentures	$ 56,702	$ 30,940	$ 40,956	$ 10,463
Average stockholders' equity	$ 349,069	$ 338,165	$ 344,637	$ 329,372

Loan and Lease Activity
Total originations	$ 586,299	$ 667,481	$ 2,011,788	$ 1,919,254
One-to-four-family	$ 102,686	$ 65,330	$ 284,249	$ 276,142
Multi-family	$ 11,244	$ 20,014	$ 27,879	$ 43,337
Commercial real estate	$ 36,993	$ 53,283	$ 146,013	$ 139,979
Construction and land	$ 255,072	$ 365,230	$ 1,052,812	$ 1,045,900
Commercial loans and leases	$ 111,415	$ 87,812	$ 318,882	$ 221,567
Consumer	$ 68,889	$ 75,812	$ 181,953	$ 192,329
Purchases	$ 25,956	$ 155	$ 51,476	$ 240,865
Principal repayments	$ 605,321	$ 660,741	$ 1,850,928	$ 1,857,827
Sales	$ 3,514	$ 8,733	$ 12,740	$ 25,966

(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3) Total general and administrative expense divided by net interest income plus non-interest income.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of December 31, 2005	As of March 31, 2005

Asset Quality
Non-accrual loans	$ 1,569	$ 12,204
Non-accrual loans to gross loans and leases	0.04%	0.30%
Non-performing assets to total assets (1)	0.24%	0.31%
Allowance for loan and lease losses	$ 33,839	$ 33,302
Allowance for loan and lease losses to non-accrual loans	2,157%	273%
Allowance for loan and lease losses to gross loans and leases	0.80%	0.83%

Capital
Stockholders' equity to assets ratio	8.64%	8.61%
Core capital ratio*	8.43%	8.38%
Risk-based capital ratio*	11.28%	11.74%
Shares outstanding at end of period	24,339,360	24,782,623
Book value per share outstanding	$ 14.43	$ 13.60
Tangible book value per share outstanding (2)	$ 14.38	$ 13.54

Loan, Lease and Deposit Balances
One-to-four family loans	$ 1,513,686	$ 1,614,678
Multi-family loans	$ 174,447	$ 138,417
Commercial real estate loans	$ 540,735	$ 520,912
Construction and land loans (3)	$ 878,127	$ 756,818
Commercial business loans and leases	$ 203,348	$ 197,956
Consumer loans	$ 258,036	$ 237,032
Core deposits	$ 1,744,596	$ 1,784,994
C.D.s	$ 1,141,246	$ 950,943

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $641,300 and $554,497 at December 31, 2005 and March 31, 2005, respectively.

* PFF Bank & Trust